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                                                                      EXHIBIT 21

                    NATIONAL STEEL CORPORATION SUBSIDIARIES

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                                                       JURISDICTION  PERCENTAGE
                                                            OF       OUTSTANDING
       NAME                                            INCORPORATION STOCK OWNED
       ----                                            ------------- -----------
American Steel Corporation............................ Michigan          100%
Delray Connecting Railroad............................ Michigan          100%
D. W. Pipeline Company................................ Michigan          100%
Fayette Land Company.................................. Delaware          100%
Granite City Steel Company............................ Illinois          100%
Granite Intake Corporation............................ Delaware          100%
Granite Office Building Corporation................... Illinois          100%
Great Lakes Steel Corporation......................... Delaware          100%
The Hanna Furnace Corporation......................... New York          100%
Hanna Ore Mining Company.............................. Minnesota         100%
Liberty Pipe and Tube, Inc............................ Texas             100%
Mathies Coal Company.................................. Pennsylvania    86.67%
Mid-Coast Minerals Corporation........................ Delaware          100%
Midwest Steel Corporation............................. Pennsylvania      100%
Natcoal, Inc.......................................... Delaware          100%
National Acquisition Corporation...................... Delaware          100%
National Caster Acquisition Corporation............... Delaware          100%
National Caster Operating Corporation................. Delaware          100%
National Casting Corporation.......................... Delaware          100%
National Coal Mining Company.......................... Delaware          100%
National Coating Limited.............................. Delaware          100%
National Coating Line Corporation..................... Delaware          100%
National Materials Procurement Corporation............ Illinois          100%
National Mines Corporation............................ Pennsylvania      100%
National Ontario Corporation.......................... Delaware          100%
National Ontario II, Limited.......................... Delaware          100%
National Pickle Line Corporation...................... Delaware          100%
National Steel Pellet Company......................... Delaware          100%
Natland Corporation................................... Delaware          100%
NS Land Company....................................... New Jersey        100%
NSC Realty Corporation................................ Delaware          100%
NSL, Inc.............................................. Delaware          100%
Peter White Coal Mining Company....................... West Virginia     100%
Puritan Mining Company................................ Michigan          100%
Rostraver Corporation................................. Delaware          100%
Skar-Ore Steamship Corporation........................ Delaware          100%
The Teal Lake Iron Mining Company..................... Michigan          100%
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